EXHIBIT 21.1


                  LIST OF SUBSIDIARIES OF CHINA BROADBAND CORP.

The following figure sets forth our corporate structure.




                 ____________________________________

                              China Broadband Corp.
                              a Nevada corporation
                      ____________________________________
                                       |
                                       |
                                      100%
                                       |
                                       |
                      ____________________________________

                           Big Sky Network Canada Ltd.
                      a British Virgin Islands corporation
            ----------____________________________________-------------------------
            |                          |                      |                   |
            |                          |                      |                   |
         50%|                      50% |                  50% |              100% |
            |                          |                      |                   |
            |                          |                      |                   |
_____________________     _____________________     _________________     _____________________
Shenzhen China            Sichuan Huayu             Deyang Guangshi       Big Sky Network
Merchants Big             Big Sky                   Big Sky Ltd.,         Technology
Sky Network Ltd.,         Network Ltd.,             a Chinese limited     Services Ltd.,
a Chinese limited         a Chinese limited         liability             a Chinese limited
liability corporation     liability corporation     corporation           liability corporation
_____________________     _____________________     _________________     _____________________

(1)      Big Sky Network Canada has a 50% interest in the joint venture and a profit interest of 60% from 2000 through 2004; 50% from 2005 through 2009; and 40% from 2010 through 2014.
(2)      Big Sky Network Canada has a 50% interest in the joint venture and a profit interest of 65% from 2001 through 2007; 50% from 2008 through 2014; and 35% from 2015 through 2020.
(3)      Big Sky Network Canada will have a 50% interest in the joint venture and a profit interest of 80% from
         2001 through 2005; 60% from 2006 through 2010; 50% from 2011 to 2015 and 40% from 2015 through 2020.
         (subject to final government approval).
